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                                                                    EXHIBIT 10.4

                              DIRECTOR'S AGREEMENT

     This Agreement, dated as of September ___, 2000, is between FRONTIER FINANCIAL CORPORATION, a Washington corporation ("Frontier") and [FirstName] [LastName] ("Director"), a director of Interbancorp, Inc. and Inter Bank (hereinafter referred to jointly as "Interbancorp").

                                    Recitals

     1. Pursuant to the terms of the Plan and Agreement of Mergers, dated as of September __, 2000 (the "Plan") between Frontier and Interbancorp, Interbancorp will become merged with Frontier, with Frontier as the surviving corporation.

     2. Frontier's obligation to consummate the transactions contemplated by the Plan is conditioned upon their receipt of non-competition agreements from all directors of Interbancorp.

     3. Director is both a director and a shareholder of Interbancorp.

                                    Agreement

     In consideration of Frontier's performance under the Plan, Director agrees that for a period of two years after the Effective Date, as defined in the Plan, he or she will not, directly or indirectly, become involved in, as a principal shareholder, director or officer, "founder," employee, or other agent of, any financial institution or trust company that competes or will compete with Interbancorp, Frontier, or any of their subsidiaries or affiliates, within a thirty-mile radius of the Main Office of Inter Bank.

     Director also agrees that during this two-year period, Director will not directly or indirectly solicit or attempt to solicit (1) any employees of Interbancorp, Frontier, or any of their subsidiaries or affiliates, to leave their employment or (2) any customers of Interbancorp, Frontier, or any of their subsidiaries or affiliates to remove their business from Interbancorp, Frontier, or any of their subsidiaries or affiliates, or to participate in any manner in any financial institution or trust company that competes or will compete with Interbancorp, Frontier, or any of their subsidiaries or affiliates, within Washington State. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, telephone calls, letters or other mailings, electronic communication of any kind, and internet communications.

     For purposes of this Agreement, the term "principal shareholder" means any person who owns, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of equity security of a company.

     Director recognizes and agrees that any breach of this Agreement by Director will entitle Frontier and any of its successors or assigns to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which such entities may otherwise be entitled.

FRONTIER FINANCIAL CORPORATION              DIRECTOR


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